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                                  EXHIBIT 10.2


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                                  PLAN SUMMARY

Plan commencement date is June 1, 1999

     1.   PLAN ELIGIBILITY

          o Directors who have attained the age of 65 years and a minimum of five years of service as an outside Director.

     2.   PLAN BENEFITS

          o A monthly payment at the time of retirement of $600 per month for 60 months.

          o Benefits will be paid over a five year certain schedule, with spouse only entitled to any remaining payments in the event of a director's demise during this period.

          o If an eligible Director dies prior to actual retirement, the spouse will receive the benefit for a 5 year period.

DISCLAIMER:

This is a brief summary of benefits and does not cover definitions or Articles III through VI, for which you are required to consult the actual plan. This summary is provided as a convenience and will not change any of the plan provisions as set forth in the Directors Retirement Plan.

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             FLATBUSH FEDERAL SAVINGS & LOAN ASSOCIATION OF BROOKLYN

                            DIRECTORS RETIREMENT PLAN

WHEREAS: FLATBUSH FEDERAL SAVINGS AND LOAN ASSOCIATION OF BROOKLYN, (the "Association") wishes to reward the years of extensive service provided by the current members of the Board of Directors and to continue to attract and to retain the best talent available to serve on its Board of Directors; and

WHEREAS, it is deemed advisable and in the best interest of the Association to offer to its members of the Board of Directors additional financial incentives in the form of deferred compensation, to encourage such participation and service to the Association, as Directors; and

WHEREAS, at its meeting held on April 27, 1999, the Board of Directors of the Association has authorized and adopted the Flatbush Federal Savings & Loan Association Directors Retirement Plan (the "Plan"), effective June 1, 1999.

NOW THERERFORE, BE IT RESOLVED that the Plan shall be implemented effective June 1, 1999 as follows:

                                    ARTICLE I

                                   DEFINITIONS

The following words and phrases as used herein shall, for the purpose of the Plan and any subsequent amendment thereof, have the following meanings unless a different meaning is required by the content:

1.1 "BENEFICIARY" means the surviving spouse of the Participant (if any) as of the date of death of such Participant. The term Beneficiary shall not include the estate of the Participant or the estate of a Participant's spouse.

1.2 "BOARD" means the Board of Directors of the Association, as constituted from time to time, and successors thereto.

1.3  "CHANGE IN CONTROL" shall mean:

     Sale of all or a material portion of the assets of the Association.

     Merger of the Association with another financial institution whereby the Association is not the surviving entity.

     An action by a Supervisory Governmental Agency causing a change in the Ownership, Corporation Structure, or Organization of the Association without consent of the Association's Board of Directors.

     It is hereby established that change of corporation structure by means of a change from a mutual to a stock corporation does not constitute a change of control.

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1.4   "COMMITTEE" means the Board or the administrative committee as appointed by the Board pursuant to Section 6.11 herein.

1.5 "REGULATOR" means Department of Banking and/or the Office of Thrift Supervision or any successor (s) thereto.

1.6 "DIRECTOR" means an outside member of the Board of Directors of the Association.

1.7 "DISABILITY" means a mental or physical disability which prevents the Director from performing the normal duties of his or her position with the Association. The disability must have prevented the Director from performing his or her duties for a least three months, and a physician satisfactory to both the Director and the Association must certify that the Director is disabled from performing his or her normal duties with the Association thereafter.

1.8   "EFFECTIVE DATE" means June 1, 1999

1.9 "PARTICIPANT" means a Director serving on or after the Effective Date and electing to participate in the Plan. A Director's participation in the Plan shall continue as long as he or she fulfills all the requirements for participation subject to the right of termination, amendment, and modifications of the Plan set forth herein.

1.10 "PLAN" means the Flatbush Federal Savings & Loan Association of Brooklyn Director Retirement Plan as set forth herein, and as may be amended from time to time by the Board.

1.11 "RETIREMENT BENEFIT AMOUNT" means the benefit payable under the Plan in accordance Section 2.4 herein.

1.12 "RETIREMENT DATE" means the date of termination of service as a Director following a Participant's completion of not less than five (5) years of service as a Director and attainment of not less than age 65 while serving as a Director. Upon death or Disability, a Director shall be deemed to have terminated service as of such date.

1.13 "ASSOCIATION" means Flatbush Federal Savings & Loan Association of Brooklyn, or any successor thereto.

1.14 "SERVICE" means all years of service as a Director of the Association and all predecessor (or successor) entities of the Association, Years if service as a Director need not be continuous.

                                   ARTICLE II

                                    BENEFITS

2.1 RETIREMENT. Upon a Participant's termination from service as a Director on or after his or her Retirement Date whereby such Participant has completed not less than five (5) years of service and attained the minimum age of at least sixty-five (65), the Association

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      shall pay to the Participant the Retirement Benefit Amount, as described and in the amount set forth at Article II, Section 2.4. Payment of such Retirement Benefit Amount shall begin on the first business day of the month immediately following a Participant's Retirement Date. The payments will continue to be paid on the first business day of each subsequent month until all scheduled payments are made to the Participant or the surviving spouse. Except as provided at Article II, Sections 2.2, 2.3 and
      2.5 herein, upon a Participant's termination from service as a Director of the Association prior to his or her Retirement Date, the Association shall have no financial obligations to the Participant under the Plan.

2.2   CHANGE OF CONTROL.

      Benefits payable to a Participant that has terminated from service as a Director prior to the date of a Change in Control of Association shall nevertheless remain payable thereafter without regard to such Change in Control.

2.3 TOTAL AND PERMANENT DISABILITY. In the event of the Disability of a Participant on or after the Retirement Date, such Participant will be paid the Retirement Benefit Amount specified at Article II, Section 2.4 based upon the presumption that such Participant shall have attained at least age 65. For purposes of benefits accrual, such Participant's years of service shall be determined based upon the date of certification of his or her Disability; provided that no benefits shall be payable hereunder if such Participant shall have completed less than five years of service as of the date of Disability. Payment of such benefits shall begin on the first business day of the month immediately following the Association's receipt of a certification of such Participant's Disability.

2.4 LEVEL OF BENEFIT PAYMENTS. A monthly retirement benefit for a period of a maximum of 60 months of $600.00 per month.

      YEARS OF SERVICE AS OF THE RETIREMENT DATE  % OF RETIREMENT BENEFIT AMOUNT
      ------------------------------------------  ------------------------------
                    Less than 5 years                             0%
                    5 or more                                   100%

2.5 DEATH OF PARTICIPANT. Upon the death of a Participant who is receiving benefit payments under the Plan prior to his or her death the remaining payments to be made under the Plan (if any) shall be paid to the surviving spouse, during such Spouse's lifetime after the Participant's death. Upon the death of a Participant who is not receiving benefit payments under the Plan prior to his or her death who as of the date of death otherwise meets the requirements of the Plan, the Association shall pay to the surviving spouse the retirement Benefit Amount set forth at Article II, Section 2.4, during such surviving spouse's lifetime. If a surviving spouse dies prior to receiving all payments of the Retirement Benefit Amount, then the remaining monthly payments will cease immediately and all obligations of the Association under the Plan shall cease to exist.

2.6 NOTICE OF RETIREMENT. A director electing to participate in the Plan shall deliver written notice ("Notice") to the Board not less than thirty (30) days prior to the

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      actual Retirement Date that such Director elects to participate in the
      Plan. Such Notice, in a form similar to that contained at Schedule A hereto, shall specify the date of such retirement from the Board as a Director. A Participant who terminates service as a Director upon death, disability, or a Change in Control shall not be required to deliver such Notice in order to be entitled to receive benefits under the Plan.

                                   ARTICLE III

                         TRUST/NON-FUNDED STATUS OF PLAN

3.1 TRUST/NON-FUNDED STATUS OF PLAN. Except as may be specifically provided, nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Association and the Participant or any other person. Any funds which may be invested under the provisions of this Plan shall continue for all purposes to be a part of the general funds of the Association. No person other than the Association shall by virtue of the provisions of Plan have any interest in such funds. The Association shall not under any obligation to use such funds solely to provide benefits hereunder, and no representations have been made to any Participant that such funds can or will be used only to provide benefits hereunder. To the extent that any person acquires a right to receive payments from the Association under the Plan, such rights shall be no greater than the right of any unsecured general creditor of the Association.

                                   ARTICLE IV

                                     VESTING

4.1 VESTING. All benefits under this Plan are deemed non-vested and forfeitable prior to a Participant meeting the requirements set forth at section 2.1, 2.2, 2.3 and 2.5 herein. All benefits payable hereunder shall be deemed 100% vested and non-forfeitable by the Participant upon his or her meeting the requirements set forth at Section 2.1, 2.2, 2.3 or 2.5 herein. No benefits shall be deemed payable hereunder for any period prior to the time that such benefits shall be deemed 100% vested and non-forfeitable.

                                    ARTICLE V

                                   TERMINATION

5.1 TERMINATION. All the rights of a Participant shall terminate immediately upon the participant ceasing to be in the active service of the Association prior to the time that benefits payable under the Plan shall be deemed to be 100% vested and non-forfeitable in accordance with Article
      V. A leave of absence approved by the Board shall not constitute a cessation of service within the meaning of this Section 5.1.

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                                   ARTICLE VI

                               GENERAL PROVISIONS

6.1 OTHER BENEFITS. Nothing in this Plan shall diminish or impair a Participant's eligibility, participation or benefit entitlement under any other benefit, insurance or compensation plan or agreement of the Association now or hereinafter in effect.

6.2 NO EFFECT ON EMPLOYMENT OR SERVICE. This Plan shall not be deemed to give any Participant or other person in the employ or service of the Association any right to be retained in the employment or service of the Association, or to interfere with the right of the Association to terminate any Participant or such other person at any time and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant in this Plan.

6.3 LEGALLY BINDING. The rights, privileges, benefits and obligation under this Plan are intended to be legal obligations of the Association and binding upon the Association, its successors and assigns.

6.4 MODIFICATION. The Association, by action of the Board of Directors, reserves the exclusive right to amend, modify, or terminate this Plan. Any such termination, modification or amendment shall not terminate or diminish any rights or benefits accrued by any Participant prior thereto without regard to whether such rights or benefits shall be deemed vested as of such date. The Association shall give thirty (30) days notice in writing to any Participant prior to the effective date of any amendment, modification or termination of this Plan.

6.5 ARBITRATION. Any controversy or claim arising out of or relating to the Plan or the breach thereof shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, with such arbitration hearing to be held at the offices of the American Arbitration Association ("AAA") nearest to the home office of the Association, unless otherwise mutually agreed to by the Participant and the Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

6.6 LIMITATION. No rights of any Participant are assignable by any Participant or Beneficiary, in whole or in part, either by voluntary or involuntary act or by operation of law. The rights of a Participant or Beneficiary hereunder are not subject to anticipation, alienation, sale, transfer, assignment, pledge, hypothecation, encumbrance or garnishment by creditors of the Participant or Beneficiary. Further, a Participant's rights under the Plan are not subject to the debts, contracts, liabilities, engagements, or torts or any Participant. No Participant or Beneficiary shall have any right under this Plan or right against any assets held or acquired pursuant thereto other than the rights of a general, unsecured creditor of the Association pursuant to the unsecured promise of the Association to pay the benefits accrued hereunder in accordance with the terms of this Plan. The Association has no obligation under this Plan to fund or otherwise secure its obligations to render payments hereunder to a Participant or Beneficiary. No Participant

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      or Beneficiary shall have any discretion in the use, disposition, or investment of any asset acquired or set aside by the Association to provide benefits under this Plan.

6.7 ERISA AND IRC DISCLAIMER. It is intended that the plan be neither an "employee welfare benefit plan" nor an "employee pension benefit plan" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Further, it is intended that the Plan will not cause the interest of a Participant under the Plan to be includable in the gross income of such Participant prior to the actual receipt of a payment under the Plan for purposes of the Internal Revenue Code of 1986, as amended ("IRC").

6.8   REGULATORY MATTERS.

      (a) The Participant of Beneficiary shall have no right to receive compensation or other benefits in accordance with the Plan for any period after termination of service for Just Cause. Termination for "Just Cause" shall include termination because of the Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Plan.

      (b) Notwithstanding anything herein to the contrary, any payments made to a Participant or Beneficiary pursuant to the Plan shall be subject to and conditioned upon compliance with 12 U.S.C. 1828(k) and any regulations promulgated thereunder.

6.9 INCOMPETENCY. If the Association shall find any person to whom any payment is payable under the Plan is deemed unable to care for his or her personal affairs because of illness or accident, any payment due (unless a prior claim therefore shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Association to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Board may determine in its sole discretion. Any such payments shall constitute a complete discharge of the liabilities of the Association under the Plan.

6.10 CONSTRUCTION. The Committee shall have full power and authority to interpret, construe and administer this Plan and the Committee's interpretations and construction thereof, and actions thereunder shall be binding and conclusive on all persons for all purposes. Directors of the Association shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own willful, gross misconduct or lack of good faith.

6.11 PLAN ADMINISTRATION. The Board shall administer the Plan; provided, however, that the Board may appoint an administrative committee (i.e., the Committee) to provide administrative services or perform duties required by this Plan. The Committee shall have only the authority granted to it by the Board.

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6.12  GOVERNING LAW. This Plan shall be construed in accordance with and governed by the laws of the State of New York ("State"), except to the extent that federal law shall be deemed to apply.

6.13 SUCCESSORS AND ASSIGNS. The Plan shall be binding upon any successor or successors of the Association, and unless clearly inapplicable, reference herein to the Association shall be deemed to include any successor or successors of the Association.

6.14 SOLE AGREEMENT. The Plan expresses, embodies, and supersedes all previous agreements, understandings, and commitments, whether written or oral, between the Association and any Participants hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Association has caused the Plan to be executed by its duly authorized officers.

                                       THE ASSOCIATION


May 27, 1999                           /s/ Anthony J. Monteverdi
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DATE                                   By: ANTHONY J. MONTEVERDI as Chairman


May 27, 1999                           /s/ Harold G. McKinley
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DATE                                   By: HAROLD G. MCKINLEY as Vice-Chairman


Robert Carrano, Secretary of the Flatbush Federal Savings and Loan Association of Brooklyn ("Flatbush") does hereby certify that the Directors Retirement Plan ("Plan") was approved by Resolution of the Board of Directors of Flatbush on May 27, 1999 and the "Plan" agreement was evidenced by the signatures of the Association's Chairman and Vice-Chairman .


May 27, 1999                           /s/ Robert Carrano
-------------------------              -----------------------------------------
DATE                                   By: ROBERT CARRANO as Secretary






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